Amendment No.1 to Registration Rights Agreement
                -----------------------------------------------




    Amendment No. 1 dated as of October 3, 2001 (this "Amendment"), to the Registration Rights Agreement dated as of September 21, 2001 (the "Registration Rights Agreement"), between Phoenix International Industries, Inc., a Florida corporation (the "Company"), and the investors signatory thereto (each such investor is a "Purchaser" and all such investors are, collectively, the "Purchasers"). Unless otherwise defined herein, capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Registration Rights Agreement.

    WHEREAS, the parties hereto have entered into the Registration Rights Agreement; and

    WHEREAS, the parties hereto desire to amend the Registration Rights Agreement pursuant to the terms set forth herein.

    NOW, THEREFORE, for good and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.  Section
    -------    Section 2.(b) of the Registration Rights Agreement is hereby amended and restated to read as follows:

    (b) The initial Registration Statement to be filed hereunder shall include (but not be limited to) a number of shares of Common
Stock equal to no less than the sum of (i) 200% of the number of shares of Common Stock issuable upon conversion in full of the principal amount of Debentures assuming: (1) all Debentures are issued on the Closing Date, (2) the conversion of all the Debentures occurred on the Closing Date, (3) one full year of interest had accrued on all of the Debentures and all such interest is paid in shares of Common Stock and (4) the Conversion Price equaled the lessor of (a) $0.08 and
(b) 50% of the average of the lowest three inter-day prices (which need not occur on consecutive Trading Days) during the twenty Trading Days immediately preceding the Closing Date and (ii) exercise in full of the Warrants.

2.  " \l 2

3.  Section
    -------    Except as expressly amended hereby, all terms,
conditions and provisions of the Registration Rights Agreement shall remain unchanged and in full force and effect and are ratified and reaffirmed in all respects, and all references to the "Agreement" contained therein shall be deemed to refer to the Registration Rights Agreement as amended by this Amendment.

4.  Section
    -------    This Amendment may be executed in any number of
counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Amendment.

5.  Section
    -------    This Amendment shall be governed by and construed
and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.



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6.  Section
    -------    This Amendment shall inure to the benefit of and
be binding upon the parties hereto and their respective successors and permitted assigns under the Registration Rights Agreement.

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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to the Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.



	PHOENIX INTERNATIONAL INDUSTRIES, INC.



                              By:_____________________________________
                                 Name: /S/Gerard Haryman
                                 Title:   Chief Executive Officer


                              NEW MILLENNIUM CAPITAL PARTNERS II, LLC

                              By: First Street Manager II, LLC


                              By:_____________________________________
                                 Name: /S/Glenn A. Arbeitman
                                 Title:


                              AJW PARTNERS, LLC
                              By: SMS Group, LLC


                              By:_____________________________________
                                 Name: /S/Corey S. Ribotsky
                                 Title:



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